Exhibit 99.2

Selectica Announces 4th Quarter and Fiscal Year 2014 Financial Results

SAN MATEO, CALIF., June 5, 2014 -- Selectica, Inc. (NASDAQ: SLTC), a leading provider of solutions that streamline contract processes, reduces risk, and drives revenue, today announced financial results for its fourth quarter and fiscal year ended March 31, 2014.

“While fully recognizing our lack of growth in Q4, we continue to reimagine Selectica, through focused efforts on delivering excellence in customer success. We are pleased with the feedback from both our existing and new customers regarding our improved processes, delivery, training and follow-through. Further, the launch of the most recent version of our contract management solution has been very well received,” said Blaine Mathieu, CEO and President of Selectica. “Going forward, we plan to continue to invest in these kinds of product and process initiatives, which are essential to position the company for future growth. In addition to significant operational improvements, we’ve worked across the company to develop a clear vision for our future and to implement the go-to market strategy to make the vision a reality. The team has been highly engaged and singularly focused and I look forward to seeing more results in the quarters to come.”

FY14 Financial Highlights:

●

Recurring revenue: Recurring revenue was $2.9 million in Q4 FY 2014 compared to $3.1 million in Q3 FY 2014 and $3.1 million in Q4 FY 2013. Recurring revenue for the full year was $12.2 million versus $11.8 million in fiscal 2013.

●

Operating expenses: Operating expenses were $4.3 million in Q4 FY 2014 compared to $4.0 million in Q3 FY 2014 and $4.2 million in Q4 FY 2013. Operating expenses for the full year were $16.5 million compared to $14.9 million in fiscal 2013.

●

Billings: Billings were $3.2 million in Q4 FY 2014 compared to $3.9 million in Q3 FY 2014 and $6.7 million in Q4 FY 2013. Billings for fiscal 2014 were $13.6 million compared to $18.8 million in fiscal 2013.

●	Deferred revenue: Deferred revenue was $5.7 million in Q4 FY 2014 compared to $6.1 million in Q3 FY 2014 and $7.9 million in Q4 FY 2013.

FY14 Business Highlights

●     Expanded Partner Relationships: Selectica has expanded its partner network from technology partners to systems integrators with a renewed approach to Strategic Alliances and alternate channels.  Selectica is also building out its partner program to include key OEM relationships; one such agreement is with Seal Software to launch Selectica’s new Contract Discovery and Contract Analytics products.

●     Launched Selectica’s Contract Lifecycle Management (CLM) version 6: New release included advanced DocuSign® and Salesforce® integrations, new contract packages, and a variety of customer experience enhancements to improve contracting effectiveness, compliance management, and monetization of contract lifecycles

●

Enhanced Customer Care:  Business doesn’t stop on weekends or holidays for Selectica’s worldwide customers.  To meet the demands of today’s business climate, Selectica significantly enhanced its Customer Support and Network Operation Center infrastructures to help ensure timely resolution 24 x 7.

June 5, 2014 Conference Call & Webcast

A conference call and webcast will be held today at 5:00 p.m. EST to review these results. Interested parties may participate via conference call and webcast; more details:

Participant Conference Call Numbers:

●	Toll-Free: 1-877-407-0789
●	Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=109358

Related: http://www.selectica.com/investors

Supporting Resources

●	Selectica Solutions overview
●	Selectica 'Social Contracting' blog
●	Selectica on LinkedIn
●	Selectica on Facebook
●	Selectica on Twitter
●	Selectica customer case studies
●	Selectica guides & misc. resources

About Selectica, Inc.
Selectica, Inc. (NASDAQ: SLTC) provides a platform for enterprises worldwide to create, manage, and optimize business relationships with contracts at the core. Since 1996, Selectica helps global companies actively manage their contracts throughout the sales, procurement and legal life cycle. Selectica's contract management solutions drive business value by assisting organizations in managing contracts profitably, effectively accelerating revenue opportunities, and minimizing risk through compliance. Our patented technology enables customers across a myriad of industries including high-tech, telecommunications, manufacturing, healthcare, and financial services to accelerate and streamline both contract management and sales processes. Selectica also provides a powerful configuration engine, enabling Fortune 500 companies to accelerate revenue by facilitating the optimization of the right combination of products, services, and price. More information: www.selectica.com

Non-GAAP financial measures
Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica's products and services, risks of losing key personnel or customers, protection of the company's intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, as supplemented in the company's most recent Form 10-Q, each as filed by the company with the Securities and Exchange Commission.

Contacts
Investor Relations:
Budd Zuckerman
bzuckerman@genesisselect.com
+1-303-415-0200

Media Relations:
Selectica, Inc.
Erick Mott
emott@selectica.com
+1-650-532-1551
@erickmott

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

Revenues:
Recurring revenues	$2,933	$3,123	$12,210	$11,773
Non-recurring revenues	608	1,109	$3,579	5,786
Total revenues	3,541	4,232	15,789	17,559

Cost of revenues:
Cost of recurring revenues	672	779	2,673	2,006
Cost of non-recurring revenues	1,750	1,360	5,738	5,419
Total cost of revenues	2,422	2,139	8,411	7,425

Gross profit:
Recurring gross profit	2,261	2,344	9,537	9,767
Non-recurring gross profit	(1,142)	(251)	(2,159)	367
Total gross profit	1,119	2,093	7,378	10,134

Operating expenses:
Research and development	853	964	2,993	3,706
Sales and marketing	2,059	1,821	8,313	6,708
General and administrative	1,348	1,064	4,984	3,618
Restructuring costs	-	331	227	331
Fees related to comprehensive settlement agreement	-	-	-	500
Total operating expenses	4,260	4,180	16,517	14,863

Loss from operations	(3,141)	(2,087)	(9,139)	(4,729)

Decrease in fair value of warrant liability	-	-	982	-
Interest and other income (expense), net	(26)	(6)	(22)	(20)

Net loss	$(3,167)	$(2,093)	$(8,179)	$(4,749)

Basic and diluted net loss per share	$(0.71)	$(0.73)	$(2.18)	$(1.68)

Reconciliation to non-GAAP net loss:
Net loss	$(3,167)	$(2,093)	$(8,179)	$(4,749)
Stock-based compensation expense	228	429	1,149	1,128
Restructuring costs	-	331	227	331
Decrease in fair value of warrant liability	-	-	982	-
Fees related to comprehensive settlement agreement	-	-	-	500
Non-GAAP net loss	$(2,939)	$(1,333)	$(5,821)	$(2,790)

Non-GAAP basic and diluted net loss per share	$(0.66)	$(0.47)	$(1.55)	$(0.99)

Weighted average shares outstanding for basic and diluted net loss per share	4,469	2,852	3,756	2,827

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	March 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$16,907	$12,098
Accounts receivable, net	3,006	3,455
Prepaid expenses and other current assets	689	853
Total current assets	20,602	16,406

Property and equipment, net	312	407
Other assets	886	39
Total assets	$21,800	$16,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,949	$6,000
Accounts payable	1,371	1,010
Accrued payroll and related liabilities	648	982
Accrued restructuring costs	-	232
Other accrued liabilities	345	163
Deferred revenue	5,131	6,153
Total current liabilities	14,444	14,540
Long-term deferred revenue	618	1,772
Other long-term liabilities	-	20
Total liabilities	15,062	16,332

Stockholders' equity	6,738	520
Total liabilities and stockholders' equity	$21,800	$16,852

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Fiscal Year Ended
	March 31,	March 31,
	2014	2013

Operating activities
Net loss	$(8,179)	$(4,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	246	214
Loss on disposition of property and equipment	23	-
Stock-based compensation expense	1,130	1,129
Change in Fair value of warrant liability	(982)
Changes in assets and liabilities:
Accounts receivable (net)	449	(1,009)
Prepaid expenses and other current assets	164	(322)
Other assets	9	-
Accounts payable	359	615
Restructuring liability	(232)	232
Accrued payroll and related liabilities	(334)	(789)
Other accrued liabilities and long term liabilities	162	54
Deferred revenue	(2,177)	1,204
Net cash used in operating activities	$(9,362)	$(3,421)

Investing activities
Purchase of capital assets	(121)	(259)
Capitalized software	(910)	-
Proceeds from maturities of short-term investments	-	199
Net cash provided by (used in) investing activities	$(1,031)	$(60)

Financing activities
Credit facility borrowings, net	949	-
Employee taxes paid in exchange for stock awards forfeited	(232)	-
Issuance of common stock under employee stock plan	258	-
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	14,227
Repurchases of common stock, net of issuance	-	(298)
Net cash provided by (used in) financing activities	$15,202	$(298)

Net increase/(decrease) in cash and cash equivalents	4,809	(3,779)
Cash and cash equivalents at beginning of the period	12,098	15,877
Cash and cash equivalents at end of the period	$16,907	$12,098

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

Total revenues	$3,541	$4,232	$15,789	$17,559
Deferred revenue:
End of period	5,749	7,925	5,749	7,925
Beginning of period	6,091	5,504	7,925	6,721
Change in deferred revenue	(342)	2,421	(2,176)	1,204
Total billings (total revenues plus the change in deferred revenue)	$3,199	$6,653	$13,613	$18,763